Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Announces Retirement of Director

SCOTTSDALE, Ariz., Dec. 12, 2012 — Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported that after 15 years of service on the Board, A. Richard Caputo, has announced his retirement from the Board, effective February 19, 2013, and will not be standing for re-election as director of the Company when his current term expires.

Mr. Caputo is the longest standing independent board member having served since 1997.

“Rich has been a highly valued member of our Board through many years of change and growth for the Company,” said Kimberly McWaters, chief executive officer of UTI. “I am very appreciative for the guidance and direction he has provided to UTI. He will be missed and I wish him all the best.”

“I want to personally thank Rich for his many years of service on our Board,” said John C. White, chairman of the Company’s Board of Directors. “We have been the fortunate beneficiary of Rich’s business insights and expertise. His leadership and dedication to UTI over the last decade and a half has been invaluable.”

“It has been a privilege and a pleasure to serve as a director of UTI. My desire to focus on other business interests drove my decision to not seek re-election,” said Richard Caputo. “I have thoroughly enjoyed my time on the Board and wish the company continued success in the future.”

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended.  Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements.  Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings.  Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission.  The forward-looking statements speak only as of the date of this press release.  Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). To learn more about UTI and its training services, log on to www.uti.edu.

# # #